Exhibit 99.1

PRESS RELEASE

Liberty Global Reports Preliminary Fiscal 2012 Results

Record Subscriber Additions for Q4 and Full-Year 2012
Achieved 2012 Guidance Targets
Repurchased Approximately $1 Billion of Equity in 2012

Englewood, Colorado - February 5, 2013:

Liberty Global, Inc. (“Liberty Global,” “LGI,” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK), today announces its preliminary unaudited consolidated financial and operating results for the year and three months (“Q4”) ended December 31, 2012. We expect to publish our final consolidated results for 2012 on February 13, 2013 after market close and conduct our 2012 earnings call on February 14, 2013. In addition, Liberty Global announced today that it had signed an agreement to acquire Virgin Media. The details regarding this acquisition are described in a separate press release issued today by Liberty Global and Virgin Media.

Highlights for the full year and Q4 compared to the same period for 2011 (unless noted), include:1

•	Organic RGU[2] additions increased 34% to 1.6 million in 2012, including 465,000 in Q4

•	Revenue of $10.31 billion, including $2.73 billion in Q4

◦	2012 rebased[3] revenue growth of 5.8%, including 6.5% in Q4

•	Operating Cash Flow (“OCF”)[4] of $4.87 billion in 2012, including $1.25 billion in Q4

◦	2012 rebased OCF growth of 4.1%, including 5.6% in Q4

◦	Excluding VTR Wireless,[5] 2012 rebased OCF growth was 5.2% and Q4 rebased OCF growth was 6.5%

•	Operating income increased 9% to $1.98 billion for 2012 and 23% to $501 million for Q4

•	Capital expenditures as a percentage of revenue of 16% for Q4 and 18% for 2012, both reflecting significant declines over the corresponding prior year periods

•	2012 Adjusted Free Cash Flow (“Adjusted FCF”)[6] of $1.03 billion, including $594 million in Q4

◦	Reflects year-over-year growth of 31% for 2012 and 62% for Q4

Key Subscriber Statistics7

	Organic Net Adds
	Q4 2012	FY 2012
	in thousands
Video	(27.8)	(286.5)
Internet	249.1	909.1
Telephony	243.8	971.4
Total	465.1	1,594.0

	Totals
	FY 2011	FY 2012
	in thousands
Total RGUs:
Video	18,405.5	18,308.5
Internet	8,159.3	9,244.3
Telephony[8]	6,225.3	7,281.7
Total	32,790.1	34,834.5

Homes Passed	33,262.1	34,193.5
2-Way Homes Passed	31,023.0	32,190.4

Customer Relationships	19,538.2	19,788.2

Summary of Debt, Capital Lease Obligations and Cash and Cash Equivalents

The following table9 details the U.S. dollar equivalent balances of our third-party consolidated debt, capital lease obligations and cash and cash equivalents at December 31, 2012:

	Debt[10]	Capital Lease Obligations	Debt and Capital Lease Obligations	Cash and Cash Equivalents
	in millions
LGI and its non-operating subsidiaries	$1,243.4	$13.6	$1,257.0	$701.3
UPC Holding (excluding VTR Group)	12,627.5	32.9	12,660.4	41.6
Unitymedia KabelBW	6,841.6	937.1	7,778.7	26.7
Telenet	4,666.2	405.1	5,071.3	1,196.0
Liberty Puerto Rico	663.9	0.6	664.5	2.4
VTR Group[11]	91.9	0.3	92.2	44.3
Other operating subsidiaries	0.4	—	0.4	26.6
Total LGI	$26,134.9	$1,389.6	$27,524.5	2,038.9

Restricted cash for LGI Telenet Tender released on 2/1/13[12]				1,069.0
Adjusted Cash Position				3,107.9

Unused Borrowing Capacity[13]				2,237.5
Total Consolidated Liquidity				$5,345.4

Summary of Consolidated Liquidity and Leverage Ratios

The following table highlights our consolidated leverage ratios14 at December 31, 2012:

	Gross	Net
Consolidated Leverage Ratios	5.5x	4.9x
Adjusted Consolidated Leverage Ratios	5.3x	4.6x

Operating Cash Flow Reconciliation

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	in millions
Total segment operating cash flow from continuing operations	$1,254.4	$1,099.5	$4,869.6	$4,482.3
Stock-based compensation expense	(21.9)	(25.6)	(112.4)	(131.3)
Depreciation and amortization	(681.4)	(618.7)	(2,691.1)	(2,457.0)
Impairment, restructuring and other operating items, net	(50.4)	(47.1)	(83.0)	(75.6)
Operating income	$500.7	$408.1	$1,983.1	$1,818.4

Free Cash Flow and Adjusted Free Cash Flow Reconciliation

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	in millions

Net cash provided by operating activities of continuing operations	$1,033.5	$837.6	$2,858.5	$2,562.7
Excess tax benefits from stock-based compensation[15]	3.5	4.4	7.2	37.7
Cash payments for direct acquisition costs[16]	14.3	2.6	33.8	19.6
Capital expenditures	(432.9)	(511.3)	(1,883.6)	(1,927.0)
Principal payments on vendor financing obligations	(44.8)	(6.6)	(104.7)	(10.0)
Principal payments on certain capital leases	(8.1)	(3.2)	(17.5)	(11.4)
FCF	$565.5	$323.5	$893.7	$671.6

FCF	$565.5	$323.5	$893.7	$671.6
Payments associated with Old Unitymedia's pre-acquisition capital structure[17]	—	—	—	12.9
FCF deficit of VTR Wireless	28.3	44.1	139.8	106.5
Adjusted FCF	$593.8	$367.6	$1,033.5	$791.0

Capital Expenditures

The table below highlights the categories of our property and equipment additions for the indicated periods and reconciles those additions to the capital expenditures that we present in our consolidated statements of cash flows:

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	in millions, except % amounts
Property and equipment additions	$638.4	$674.1	$2,274.1	$2,131.6
Assets acquired under capital-related vendor financing arrangements	(94.2)	(42.7)	(246.5)	(101.4)
Assets acquired under capital leases	(17.6)	(11.5)	(63.1)	(38.2)
Changes in current liabilities related to capital expenditures	(93.7)	(108.6)	(80.9)	(65.0)
Total capital expenditures[18]	$432.9	$511.3	$1,883.6	$1,927.0

Property and equipment additions as % of revenue	23.4%	28.0%	22.1%	22.4%
Capital expenditures as % of revenue	15.9%	21.3%	18.3%	20.3%

Additional Information and Where to Find it

Nothing in this press release shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Liberty Global, Virgin Media or the new Liberty Global holding company. In connection with the proposed transaction, Liberty Global and Virgin Media will file a joint proxy statement/prospectus with the SEC, and the new Liberty Global holding company will file a Registration Statement on Form S-4 with the SEC. STOCKHOLDERS OF EACH COMPANY AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Liberty Global, Virgin Media and the new Liberty Global holding company, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the registration statement and joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Global, Inc., 12300 Liberty Boulevard, Englewood, Colorado, 80112, USA, Attention: Investor Relations, Telephone: +1 303 220 6600, or to Virgin Media Limited, Communications House, Bartley Wood Business Park, Bartley Way, Hook, RG27 9UP, United Kingdom,
Attn: Investor Relations Department, Telephone +44 (0) 1256 753037.

Participants in Solicitation

The respective directors and executive officers of Liberty Global and Virgin Media and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Liberty Global's directors and executive officers is available in its proxy statement filed with the SEC by Liberty Global on April 27, 2012, and information regarding Virgin Media's directors and executive officers is available in its proxy statement filed with the SEC by Virgin Media on April 30, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

About Liberty Global

Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 35 million services as of December 31, 2012.

Liberty Global's consumer brands include UPC, Unitymedia, KabelBW, Telenet and VTR. Our operations also include Chellomedia, our content division, UPC Business, a commercial services division and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
Oskar Nooij	+1 303.220.4218	Bert Holtkamp	+31 20.778.9800

Notes
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[1]
We began accounting for Austar United Communications Limited ("Austar") as a discontinued operation effective December 31, 2011. The results of operations, subscriber metrics and cash flows of Austar have been classified as a discontinued operation for all periods presented. Accordingly, the financial and statistical information presented herein includes only our continuing operations, unless otherwise indicated.

[2]
Revenue Generating Unit (“RGU”) is separately an Analog Cable Subscriber, Digital Cable Subscriber, DTH Subscriber, MMDS Subscriber, Internet Subscriber or Telephony Subscriber. Organic figures exclude RGUs of acquired entities at the date of acquisition, but include the impact of changes in RGUs from the date of acquisition. All subscriber/RGU additions or losses refer to net organic changes, unless otherwise noted.

[3]
For purposes of calculating rebased growth rates on a comparable basis for all businesses that we owned during 2011 and 2012, we have adjusted our historical revenue and OCF for the three months and year ended December 31, 2011 to (i) include the pre-acquisition revenue and OCF of certain entities acquired during 2011 and 2012 in the respective 2011 rebased amounts to the same extent that the revenue and OCF of such entities are included in our 2012 results, (ii) exclude a small disposition to the extent that the revenue and OCF are included in our 2011 results and (iii) reflect the translation of our rebased amounts for the 2011 periods at the applicable average exchange rates that were used to

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translate our 2012 results. For additional information regarding our rebased growth calculations, please see page 11 of our third quarter 2012 earnings release dated November 4, 2012.

[4]
As we use the term, operating cash flow is defined as revenue less operating and selling, general and administrative expenses (excluding stock-based compensation, depreciation and amortization, provisions for litigation and impairment, restructuring and other operating items). Other operating items include (i) gains and losses on the disposition of long-lived assets, (ii) direct acquisition costs, such as third-party due diligence, legal and advisory costs, and (iii) other acquisition-related items, such as gains and losses on the settlement of contingent consideration. Our internal decision makers believe operating cash flow is a meaningful measure and is superior to available GAAP measures because it represents a transparent view of our recurring operating performance that is unaffected by our capital structure and allows management to (i) readily view operating trends, (ii) perform analytical comparisons and benchmarking between segments and (iii) identify strategies to improve operating performance in the different countries in which we operate. We believe our operating cash flow measure is useful to investors because it is one of the bases for comparing our performance with the performance of other companies in the same or similar industries, although our measure may not be directly comparable to similar measures used by other public companies. Operating cash flow should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income, net earnings (loss), cash flow from operating activities and other GAAP measures of income or cash flows.

[5]	Represents our consolidated rebased growth rate, excluding the incremental OCF deficit of VTR Wireless SA (“VTR Wireless”).

[6]
Free Cash Flow (“FCF”) is defined as net cash provided by our operating activities, plus (i) excess tax benefits related to the exercise of stock incentive awards and (ii) cash payments for direct acquisition costs, less (a) capital expenditures, as reported in our consolidated cash flow statements, (b) principal payments on vendor financing obligations and (c) principal payments on capital leases (exclusive of the portions of the network lease in Belgium and the duct leases in Germany that we assumed in connection with certain acquisitions), with each item excluding any cash provided or used by our discontinued operations. We believe that our presentation of free cash flow provides useful information to our investors because this measure can be used to gauge our ability to service debt and fund new investment opportunities. Free cash flow should not be understood to represent our ability to fund discretionary amounts, as we have various mandatory and contractual obligations, including debt repayments, which are not deducted to arrive at this amount. Investors should view free cash flow as a supplement to, and not a substitute for, GAAP measures of liquidity included in our consolidated cash flow statements. We also present Adjusted FCF, which adjusts FCF to eliminate the incremental FCF deficit associated with the VTR Wireless mobile initiative and, during 2011, the payments associated with the capital structure of the predecessor of Unitymedia KabelBW GmbH (“Old Unitymedia”).

[7]	For further information regarding certain operating data and subscriber definitions, please see pages 20-21 of our third quarter 2012 earnings release dated November 4, 2012.

[8]
We do not include subscriptions to mobile services in our externally reported RGU counts. In this regard, our December 31, 2012 RGU counts exclude 521,600, 132,400, 48,300, 34,500, 3,500 and 2,800 postpaid subscriber identification module (“SIM”) cards in service in Belgium, Germany, Chile, Poland, the Netherlands and Hungary, respectively, and 89,900 prepaid SIM cards in service in Chile.

[9]	Except as otherwise indicated, the amounts reported in the table include the named entity and its subsidiaries.

[10]	Debt amounts for UPC Holding and Telenet include senior secured notes issued by special purpose entities that are consolidated by each.

[11]	Of these amounts, VTR Wireless accounts for $92 million of the debt and $9 million of the cash of VTR Group.

[12]
On December 17, 2012, we launched a voluntary and conditional cash public offer, at an offer price of €35.00 per share, for (i) all of Telenet's issued shares that we did not already own or that were not held by Telenet and (ii) certain of Telenet's outstanding vested and unvested employee warrants (the “LGI Telenet Tender”). Pursuant to the LGI Telenet Tender, which was completed on February 1, 2013, we acquired (i) 9,497,637 of Telenet's issued shares, and (ii) 3,000 of the outstanding and vested warrants. In connection with the launch of the LGI Telenet Tender, we were required to place €1,142.5 million ($1,507.8 million) of cash into a restricted account. On February 1, 2013, we used €332.5 million ($438.8 million) of this restricted cash account to fund the LGI Telenet Tender and the remaining amount was released from restrictions.

[13]
The $2.2 billion amount reflects the aggregate unused borrowing capacity, as represented by the maximum undrawn commitments under our subsidiaries' applicable facilities without regard to covenant compliance calculations. Upon completion of our Q4 2012 compliance reporting, we would expect to be able to borrow approximately $1.8 billion of this aggregate borrowing capacity.

[14]
Our gross and net debt ratios are defined as total debt and net debt to annualized OCF of the latest quarter. Net debt is defined as total debt less cash and cash equivalents. Additionally, our cash and cash equivalent balance for these purposes include restricted cash that was released from restrictions after completion of the LGI Telenet Tender offer,

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subsequent to year-end. For our adjusted ratios, the debt amount excludes the $1.1 billion loan that is backed by the shares we hold in Sumitomo Corporation.

[15]
Excess tax benefits from stock-based compensation represent the excess of tax deductions over the related financial reporting stock-based compensation expense. The hypothetical cash flows associated with these excess tax benefits are reported as an increase to cash flows from financing activities and a corresponding decrease to cash flows from operating activities in our consolidated cash flow statements.

[16]	Represents costs paid during the period to third parties directly related to acquisitions.

[17]
Represents derivative payments on the pre-acquisition capital structure of Old Unitymedia during the post-acquisition period. These payments were reflected as a reduction of cash provided by operations in our consolidated cash flow statement for the year ended December 31, 2011. Old Unitymedia's pre-acquisition debt was repaid on March 2, 2010 with part of the proceeds of the debt incurred for the Unitymedia acquisition.

[18]
The capital expenditures that we report in our consolidated cash flow statements do not include amounts that are financed under vendor financing or capital lease arrangements. Instead, these expenditures are reflected as non-cash additions to our property and equipment when the underlying assets are delivered, and as repayments of debt when the related principal is repaid.